UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2017

______________________

Senomyx, Inc.
(Exact Name of Registrant as Specified in its Charter)

 ______________________

Delaware	000-50791	33-0843840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4767 Nexus Centre Drive San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 646-8300 (Registrant’s telephone number, including area code

Not applicable (Former Name or Former Address, if Changed Since Last Report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2017 Annual Meeting of Stockholders, or our Annual Meeting, was held on May 11, 2017. We had 46,764,233 shares of common stock outstanding and entitled to vote as of March 15, 2017, the record date for the Annual Meeting.  At the Annual Meeting, we believe 27,833,318 shares of common stock, or 59.52% of the total issued and outstanding shares of common stock, were present in person or represented by proxy for the four proposals specified below. 21,952,616 shares of common stock, or 46.94% of the total issued and outstanding shares of common stock, were delivered to the independent inspector of elections in person or represented by proxy for the four proposals specified below. In addition, as further described below, the Company has obtained evidence indicating that an additional 5,880,702 shares of common stock, or 12.58% of the total issued and outstanding shares of common stock, were present in person at the Annual Meeting, but not delivered to the independent inspector of elections.

The Company believes that the Concerned Shareholders and Nominees of Senomyx attempted to subvert the results of the director elections at the Annual Meeting. Consistent with this belief, the Company has obtained evidence indicating that the Concerned Shareholders and Nominees of Senomyx, when it became clear they had lost the election, intentionally and surreptitiously refused to submit other stockholders’ proxies to the independent inspector of elections in an attempt to break the quorum for the purpose of obtaining additional time to solicit votes from stockholders before an adjourned Annual Meeting.

According to the report of the independent inspector of elections, at the Annual Meeting, stockholders delivered 14,622,056 votes, or 66.61% of the total votes cast, to the Company and 7,330,560 votes, or 33.39% of the total votes cast, to the dissident group named “Concerned Shareholders and Nominees of Senomyx.” Accordingly, at the Annual Meeting, we believe stockholders:

(1)   elected Stephen A. Block, Mary Ann Gray, Michael E. Herman, John Poyhonen, Kent Snyder, Daniel E. Stebbins and Christopher J. Twomey as directors at the Annual Meeting, each to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified;

(2)   ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(3)   approved a resolution providing advisory approval of the Company's executive compensation; and

(4)   approved a resolution providing advisory approval of one-year frequency of future advisory votes on executive compensation.

Because the additional 5,880,702 shares of common stock that were present at the Annual Meeting were not delivered to the independent inspector of elections, the independent inspector of elections has not yet released the detailed voting results for each of the four proposals.

The Company intends to pursue legal action in the Delaware Court of Chancery to affirm the results of the election. The Company will provide all stockholders a further update as soon as the circumstances of the situation allow it. In addition, the Company will file an amendment to this Current Report on Form 8-K to disclose the detailed voting results of the Annual Meeting once the results have been certified by the inspector of elections.

No action is required by the Company’s stockholders at this time.

Item 7.01 Regulation FD Disclosure.

On May 17, 2017, the Company issued a press release announcing results of the Annual Meeting as described in Item 5.07 above. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Senomyx, Inc., issued on May 17, 2017, titled “Senomyx Announces Results of 2017 Annual Meeting.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:	/s/ Catherine Lee
Name:	Catherine Lee
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 17, 2017

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Senomyx, Inc., issued on May 17, 2017, titled “Senomyx Announces Results of 2017 Annual Meeting.”